UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 9, 2015
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)
5250 South Sixth Street
Springfield, Illinois 62703
 (Address of principal executive offices and zip code)
(217) 241-6300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the regular Board of Directors meeting held on December 9, 2015, the members of the board unanimously approved appointing Mr. Brian Crall as a member of the Board of Directors of the Company.

Brian Crall owns and is the President of foreClarity!, LLC.  The Company was formed in 2012 and specializes in executive development, organizational development, strategic planning and public policy development.  Mr Crall also serves on the Board of Directos of MainSource Financial Group and from 2009 to 2012 Mr. Crall was the Chief Executive Officer of CMD Holding, LLC, the holding company for CMD Health, Inc., a health insurance company and ClubMD, LLC, a series of primary care medical homes.  From July 2008 to March 2009, Mr. Crall served as the Resource Director for the YMCA of the USA.  Mr. Crall also served as the Personnel Cabinet Secretary for the Commonwealth of Kentucky from June 2006 to January 2007 and the Deputy Secretary of the Executive Cabinet, Office of the Governor of the Commonwealth of Kentucky from April 2004 to June 2006.  During this time Mr. Crall served as a Director for the Kentucky Retirement System, a $15 billion retirement fund serving the employees of the state of Kentucky, and the Kentucky Deferred Compensation Authority, a $1.3 billion deferred compensation plan serving the employees of the Commonwealth of Kentucky.

Additionally, Mr. Crall served as CEO of Progress Printing Company from July 2000 until April 2004, and was the 13th District State Representative in the state of Kentucky from January 1995 until April 2004.  Mr. Crall was CEO of the Owensboro Family YMCA from November 1986 through June 2000 and has been active in several civic and charitable organizations, including the Kentucky Youth Association, Habitat for Humanity, Owensboro Chamber of Commerce and the Fellowship of Christian Athletes.

Mr. Crall has been selected to serve on the Board of Directors of the Company as a result of his significant experience with human resource and management issues.  Mr. Crall has also been selected due to his demonstrated ability to build and sustain consensus and to bring clarity to discussions within the Board.  Additionally, Mr. Crall has considerable experience in the areas of policy development and implementation, CEO and board development and performance coaching.

Mr. Crall, through his company foreClarity!, LLC, has been engaged as a consultant by the Company and its affiliates since July 2013.  This arrangement which provides executive development, organizational development, board development and strategic planning is expected to continue.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	December 9, 2015	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer